SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2005

ABLE LABORATORIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11352	04-3029787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Able Drive, Cranbury, NJ 08512
(Address of principal executive offices) (Zip Code)

(609) 495-2800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into (Amendment of) a Material Definitive Agreement

On May 19, 2005, Able Laboratories, Inc. announced that its Chairman and Chief Executive Officer, Dhananjay G. Wadekar, would be resigning from those positions. On July 14, 2005 Mr. Wadekar confirmed his resignation. In connection with this confirmation, the Company agreed to amend Mr. Wadekar’s vested stock options to extend the exercise period until the earlier of July 14, 2010 or the stated expiration date on the option.

On July 11, 2005, the Company authorized an amendment to the terms of the employment agreement with Iva Klemick, its Vice President Compliance. The Company named Ms. Klemick Vice President Regulatory, increased her compensation to a base salary of $210,000 per year and a $1,000 monthly car allowance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABLE LABORATORIES, INC.

Date: July 15, 2005	By:	/s/ Nitin Kotak
Nitin Kotak
Vice President, Finance and Accounting